EXECUTION VERSION

TERM CREDIT AGREEMENT dated as of February 5, 2016, among MURPHY USA INC., MURPHY OIL USA, INC., The LENDERS Party Hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent

TABLE OF CONTENTS
Page
ARTICLE I

Definitions
SECTION 1.01. Defined Terms                             1
SECTION 1.02. Classification of Loans and Borrowings                  32

SECTION 1.03.	Terms Generally 32

SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations 33

SECTION 1.05.	Status of Obligations 34
ARTICLE II

The Credits

SECTION 2.01.	Commitments 35

SECTION 2.02.	Loans and Borrowings 35

SECTION 2.03.	Requests for Borrowings 36

SECTION 2.04.	[Intentionally Omitted.] 36

SECTION 2.05.	[Intentionally Omitted.] 36

SECTION 2.06.	[Intentionally Omitted.] 36

SECTION 2.07.	Funding of Borrowings 36

SECTION 2.08.	Interest Elections 37

SECTION 2.09.	Termination and Reduction of Commitments 38

SECTION 2.10.	Repayment of Loans; Evidence of Debt 39

SECTION 2.11.	Amortization of Loans 39

SECTION 2.12.	Prepayment of Loans 40

SECTION 2.13.	Fees 41

SECTION 2.14.	Interest 41

SECTION 2.15.	Alternate Rate of Interest 42

SECTION 2.16.	Increased Costs 42

SECTION 2.17.	Break Funding Payments 44

SECTION 2.18.	Taxes 44

SECTION 2.19.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs 49

SECTION 2.20.	Mitigation Obligations; Replacement of Lenders 50

SECTION 2.21.	Defaulting Lenders 51
ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers 51

SECTION 3.02.	Authorization; Enforceability 52

SECTION 3.03.	Governmental Approvals; Absence of Conflicts 52

SECTION 3.04.	Financial Condition; No Material Adverse Change 52

SECTION 3.05.	Properties 53

SECTION 3.06.	Litigation and Environmental Matters 54

SECTION 3.07.	Compliance with Laws and Agreements; Anti-Corruption Laws and Sanctions 54

SECTION 3.08.	Investment Company Status 54

SECTION 3.09.	Taxes 54

SECTION 3.10.	ERISA; Labor Matters 55

SECTION 3.11.	Subsidiaries and Joint Ventures; Disqualified Equity Interests 55

SECTION 3.12.	Insurance 55

SECTION 3.13.	Solvency 55

SECTION 3.14.	Disclosure 56

SECTION 3.15.	Collateral Matters 56

SECTION 3.16.	Federal Reserve Regulations 57
ARTICLE IV

Conditions
ARTICLE V

Affirmative Covenants

SECTION 5.01.	Financial Statements and Other Information 59

SECTION 5.02.	Notices of Material Events 62

SECTION 5.03.	Additional Subsidiaries 62

SECTION 5.04.	Information Regarding Collateral; Deposit and Securities Accounts 62

SECTION 5.05.	Existence; Conduct of Business 63

SECTION 5.06.	Payment of Obligations and Taxes 63

SECTION 5.07.	Maintenance of Properties 63

SECTION 5.08.	Insurance 64

SECTION 5.09.	Books and Records; Inspection and Audit Rights 64

SECTION 5.10.	Compliance with Laws 64

SECTION 5.11.	Use of Proceeds 64

SECTION 5.12.	Further Assurances 64

SECTION 5.13.	Spin-Off Documents 65

SECTION 5.14.	Control Agreements 65
ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness 65

SECTION 6.02.	Liens 68

SECTION 6.03.	Fundamental Changes; Business Activities 71

SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions 71

SECTION 6.05.	Asset Sales 73

SECTION 6.06.	Sale/Leaseback Transactions 75

SECTION 6.07.	Hedging Agreements 75

SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness 75

SECTION 6.09.	Transactions with Affiliates 76

SECTION 6.10.	Restrictive Agreements 77

SECTION 6.11.	[Intentionally Omitted.] 78

SECTION 6.12.	Secured Leverage Ratio 78

SECTION 6.13.	Fiscal Year 78

SECTION 6.14.	Anti-Corruption Laws 78

SECTION 6.15.	Concerning the ABL Credit Agreement 78
ARTICLE VII

Events of Default
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices 87

SECTION 9.02.	Waivers; Amendments 88

SECTION 9.03.	Expenses; Indemnity; Damage Waiver 91

SECTION 9.04.	Successors and Assigns 93

SECTION 9.05.	Survival 97

SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution 97

SECTION 9.07.	Severability 98

SECTION 9.08.	Right of Setoff 98

SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process 99

SECTION 9.10.	WAIVER OF JURY TRIAL 99

SECTION 9.11.	Headings 100

SECTION 9.12.	Confidentiality 100

SECTION 9.13.	Interest Rate Limitation 101

SECTION 9.14.	Release of Liens and Guarantees 101

SECTION 9.15.	USA PATRIOT Act Notice 102

SECTION 9.16.	No Fiduciary Relationship 102

SECTION 9.17.	Non-Public Information 102

SECTION 9.18.	Judgment Currency 103

SECTION 9.19.	Permitted Intercreditor Agreements 103

SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 105

SCHEDULES:

Schedule 2.01	— Commitments

Schedule 3.11	— Subsidiaries and Joint Ventures

Schedule 3.12	— Insurance

Schedule 6.01	— Existing Indebtedness

Schedule 6.01(j)	— Letters of Credit

Schedule 6.02	— Existing Liens

Schedule 6.04	— Existing Investments

Schedule 6.10	— Existing Restrictions
EXHIBITS:

Exhibit A	— Form of Assignment and Assumption

Exhibit B	— Form of Borrowing Request

Exhibit C	— Form of Guarantee and Collateral Agreement

Exhibit D	— Form of Compliance Certificate

Exhibit E	— Form of Interest Election Request

Exhibit F	— Form of Perfection Certificate

Exhibit G	— Form of Supplemental Perfection Certificate

Exhibit H-1	— Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit H-2	— Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit H-3	— Form of U.S. Tax Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit H-4	— Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT dated as of February 5, 2016, among MURPHY USA INC., MURPHY OIL USA, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Credit Agreement” means the Credit Agreement dated as of August 30, 2013, among Murphy USA, the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase, N.A., as Administrative Agent.
“ABL Indebtedness” mean Indebtedness incurred under the ABL Loan Documents.
“ABL Intercreditor Agreement” means (a) for so long as the ABL Indebtedness is not secured by any assets of Murphy USA, the Company or any other Subsidiary other than the Existing ABL Collateral, the ABL Intercreditor Agreement dated as of the date hereof, among Murphy USA, the Company, the other Loan Parties, the Administrative Agent and the Administrative Agent under the ABL Credit Agreement, and (b) otherwise, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured term loans, on the one hand, and holders of asset based loans, on the other, in which the lien priorities are intended to rank as provided with respect thereto in this Agreement.
“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.
“ABL Priority Collateral” means any and all of the following that constitute Collateral, whether now owned or hereafter acquired and wherever located: (a) all Accounts (other than Account arising under agreements for sale of Non-ABL Priority Collateral described in clauses (a) through (d) of the definition of such term to the extent constituting identifiable Proceeds of such Non-ABL Priority Collateral), (b) all Payment Intangibles, including all corporate and other tax refunds and all Credit Card Receivables and all other rights to payment arising therefrom in a credit-card, debit-card, prepaid-card or other payment-card transaction (other than any Payment Intangibles constituting identifiable Proceeds of Non-ABL Priority Collateral described in clauses (a) through (e) of the definition of such term); (c) all Inventory; (d) all Deposit Accounts, Securities Accounts and

Commodity Accounts and all cash, cash equivalents and other assets contained in, or credit to, and all Securities Entitlements arising from, any such Deposit Accounts, Securities Accounts or Commodity Accounts (in each case, other than any identifiable Proceeds of Non-ABL Priority Collateral described in clauses (a) through (e) of the definition of such term, but in any event including all Eligible Cash (as defined in the ABL Credit Agreement as in effect on the date hereof)); (e) all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the Administrative Agent is a loss payee thereof); (f) solely to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (a) through (e) above, (i) all General Intangibles (excluding Intellectual Property, Indebtedness (or any evidence thereof) between or among Murphy USA or any of the Subsidiaries and any Equity Interests, but including all contract rights as against operators of pipelines, terminals or other storage facilities and as against other transporters of Inventory and all rights as consignor or consignee, whether arising by contract, statute or otherwise), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading covering any Inventory), (iv) insurance policies (regardless of whether the Administrative Agent is a loss payee thereof), (v) licenses from any Governmental Authority to sell or to manufacture any Inventory and (vi) Chattel Paper; (g) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing; (h) all books and Records to the extent relating to any of the foregoing; and (i) all products and Proceeds of the foregoing. Notwithstanding the foregoing, the term “ABL Priority Collateral” shall not include any assets referred to in clauses (a) through (e) of the definition of the term “Non-ABL Priority Collateral”. Capitalized terms used in this definition but not defined herein have the meanings assigned to them in the Collateral Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning assigned to such term in the Collateral Agreement.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided that for purposes of Section 6.09, the term “Affiliate” also means any Person that is a director or an executive officer of the Person specified, any Person that directly or indirectly beneficially owns Equity Interests in the Person specified representing 10% or more of the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Person specified and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for Dollar deposits in the London interbank market as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning or relating to bribery or corruption.
“Applicable Creditor” has the meaning set forth in Section 9.18(b).
“Applicable Rate” means, for any day, (a) 2.00% per annum, in the case of an ABR Loan, or (b) 3.00% per annum, in the case of a Eurocurrency Loan.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent

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is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” when used with respect to any Sale/Leaseback Transaction means (a) in the case of a Sale/Leaseback Transaction accounted for as a Capital Lease Obligation, the amount thereof determined in accordance with GAAP and (b) in the case of any other Sale/Leaseback Transaction, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.
“Change in Control” means (a) the acquisition of ownership by any Person other than Murphy USA of any Equity Interest in the Company; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) (i) of Equity Interests in Murphy USA if such acquisition would not be permitted under Section 9 of the Tax Matters Agreement or (ii) other than any Person that is included in the definition of Murphy Family, of Equity Interests in Murphy USA representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Murphy USA; (c) persons who were (i) directors of Murphy USA on the Effective Date, (ii) nominated by the board of directors of Murphy USA or (iii) appointed by directors who were directors of Murphy USA on the Effective Date or were nominated as provided in clause (ii) above, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of Murphy USA; or (d) the occurrence of a “Change of Control” as defined in the Senior Notes Documents or any “change of control” (or a similar event) as defined in the ABL Indebtedness Documents, any Permitted Non-ABL Indebtedness Documents or any Permitted Additional Unsecured Indebtedness Documents.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

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Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning set forth in Section 9.13.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Agreement” means the Guarantee and Collateral Agreement among Murphy USA, the Company, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a) the Administrative Agent shall have received from Murphy USA, the Company and each other Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Article IV with respect to such Designated Subsidiary;
(b) all Equity Interests in any Restricted Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement and, in the case of Equity Interests in any Foreign Subsidiary, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any CFC or FSHCO) and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c) all documents and instruments, including UCC financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

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(d) the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank (other than any Excluded Deposit Account) and (ii) each securities account maintained by any Loan Party with any securities intermediary (other than any Excluded Securities Account);
(e) each Loan Party shall have obtained all consents and approvals, if any, required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, any particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Administrative Agent, in consultation with Murphy USA and the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Murphy USA and the Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders therefrom (including in view of the expected refinancing of the Loans), it being understood that no Loan Party shall be required to grant any security interest in any liquor license. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Loan on the Effective Date, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $100,000,000.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is

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distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Company” means Murphy Oil USA, Inc., a Delaware corporation.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.
“Concentration Account” has the meaning assigned to such term in the Collateral Agreement.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations) and any dividends paid during such period in respect of Disqualified Equity Interests in Murphy USA,
(ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation for such period and amortization of intangible assets for such period,
(iv) any extraordinary loss or any net loss realized by Murphy USA, the Company and the Restricted Subsidiaries in connection with any asset disposition (other than dispositions of inventory and other dispositions in the ordinary course of business) for such period,
(v) any noncash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Murphy USA, the Company or any other Restricted Subsidiary pursuant to a written plan or agreement approved by the board of directors of Murphy USA,
(vi) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(vii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,

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(viii) the cumulative effect for such period of a change in accounting principles; and
(ix) any other noncash charge, including any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, but excluding any additions to bad debt reserves or bad debt expense, any noncash charge that results from the write-down or write-off of inventory, any noncash charge that results from the write-down or write-off of accounts receivable or that is in respect of any other item that was included in Consolidated Net Income in a prior period and any noncash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period;
provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income,
(i) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP,
(ii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(iii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(iv) noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period) and
(v) the cumulative effect for such period of a change in accounting principles;
provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Murphy USA or any of its consolidated Restricted Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable

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judgment of a Financial Officer of Murphy USA, attributable to any Restricted Subsidiary that is not wholly owned by Murphy USA, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Restricted Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period Murphy USA, the Company or any other Restricted Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Net Income” means, for any period, the net income or loss of Murphy USA and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Murphy USA) that is not a consolidated Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Murphy USA, the Company or, subject to clauses (b) and (c) below, any other consolidated Restricted Subsidiary during such period, (b) the income of any consolidated Restricted Subsidiary (other than a Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon Murphy USA or any Restricted Subsidiary or any law applicable to Murphy USA or any Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by Murphy USA to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.
“Credit Card Receivables” has the meaning assigned to such term in the ABL Credit Agreement as in effect on the date hereof.
“Credit Party” means the Administrative Agent and each Lender.
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

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“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Murphy USA, the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Designated Subsidiary” means each Domestic Subsidiary that is not an Excluded Subsidiary.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by Murphy USA or any Subsidiary, in whole or in part, at the option of the holder thereof;

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in each case, on or prior to the date 180 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Secured Obligations that are accrued and payable and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Effective Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or Murphy USA, the Company, any other Subsidiary or any other Affiliate of Murphy USA.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, directives and other laws, and all injunctions, written notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of, or human exposure to, any explosive, radioactive, hazardous or toxic substance or waste or other pollutant, including petroleum or petroleum distillates.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), to the extent directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials to the extent arising from or relating to any Environmental Law, (c) human exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, binding agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or

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nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Murphy USA or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Murphy USA or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Murphy USA or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by Murphy USA or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by Murphy USA or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Murphy USA or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Events of Default” has the meaning set forth in Article VII.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in

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which consist solely of (i) funds held by Murphy USA or any Subsidiary in trust for any director, officer or employee of Murphy USA or any Subsidiary or any employee benefit plan maintained by Murphy USA or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Murphy USA and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted hereunder, (e) any deposit account into which are deposited station receipts and from which the available funds are swept to the Concentration Account at the end of each Business Day (whether directly or through local concentration accounts that are in turn swept to the Concentration Account on such Business Day) and (f) other deposit accounts to the extent the aggregate daily balance in all such accounts does not at any time exceed $10,000,000.
“Excluded Securities Account” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by Murphy USA or any Subsidiary in trust for any director, officer or employee of Murphy USA or any Subsidiary or any employee benefit plan maintained by Murphy USA or any Subsidiary or (b) securities entitlements representing deferred compensation for the directors and employees of Murphy USA and the Subsidiaries.
“Excluded Subsidiary” means (a) any CFC and (b) any FSHCO; provided that no Subsidiary that (i) Guarantees the Senior Notes or any other Material Indebtedness of Murphy USA, the Company or any Domestic Subsidiary that is not itself an Excluded Subsidiary or (ii) is an obligor (including pursuant to a Guarantee) under the ABL Loan Documents, any Permitted Non-ABL Indebtedness Documents or any Permitted Additional Unsecured Indebtedness Documents shall, in either case, be an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.20(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

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“Existing ABL Collateral” means any assets of Murphy USA, the Company or any other Loan Party that constitute “Collateral” under and as defined in the ABL Credit Agreement as in effect on the date hereof.
“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to the foregoing and (ii) any similar law adopted by any non-U.S. Governmental Authority pursuant to an intergovernmental agreement between such non-U.S. jurisdiction and the United States.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Secured Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means each Domestic Subsidiary substantially all of the assets of which consist of voting Equity Interests in CFCs.
“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

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“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Murphy USA)).
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Murphy USA, the Company or the other Subsidiaries shall be a Hedging Agreement.

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“Immediate Family” of a person means such person’s spouse, children, siblings, parents, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Murphy USA, the Company or any other Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.08, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent.

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“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day following the last day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Murphy USA)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of

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any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Murphy USA) of such Equity Interests at the time of the issuance thereof.
“IRS” means the United States Internal Revenue Service.
“Judgment Currency” has the meaning set forth in Section 9.18(b).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the applicable Reuters screen page (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then

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the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, synthetic lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Collateral Agreement, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.10(c).
“Loan Parties” means Murphy USA, the Company and each other Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Adverse Effect” means an event or condition that has had, or could reasonably be expected to have, in a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of Murphy USA, the Company and the other Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents. For the avoidance of doubt, the occurrence of any event or condition that results in the Spin-Off being taxable to Murphy Oil, except if neither Murphy USA nor the Company shall be required to indemnify Murphy Oil pursuant to the Tax Matters Agreement for any tax liability resulting from such event or condition, shall be a Material Adverse Effect.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued

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and outstanding Equity Interests in any Person that are owned by Murphy USA, the Company or any other Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $25,000,000.
“Material Indebtedness” means (a) Indebtedness (other than the Loans and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Murphy USA, the Company and the other Subsidiaries in an aggregate principal amount of $25,000,000 or more and (b) the ABL Indebtedness.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Murphy USA, the Company or any other Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Murphy USA, the Company or such other Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means September 2, 2019.
“Maximum Rate” has the meaning set forth in Section 9.13.
“MNPI” means material information concerning Murphy USA, the Company, any other Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Murphy USA, the Company, the other Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws and, where applicable, foreign securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Murphy Family” means (a) (i) the C.H. Murphy Family Investments Limited Partnership; (ii) the estate and descendants of the late C.H. Murphy, Jr.; (iii) the siblings of the late C.H. Murphy, Jr. and their respective estates and descendants; (iv) the respective Immediate Family of, Immediate Family of descendants of and descendants of Immediate Family of, any individual included in clause (a)(ii) or (a)(iii); (v) any trust established for the benefit of any of the foregoing or any charitable trust or foundation established by any of the foregoing, and the respective trustees, fiduciaries and beneficiaries of any such trust

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or foundation acting in such capacity; and (vi) any corporation, limited partnership, limited liability company or other entity Controlled by any of the foregoing; and (b) any successor (other than by assignment or transfer) of any of the foregoing.
“Murphy Oil” means Murphy Oil Corporation, a Delaware corporation.
“Murphy USA” means Murphy USA Inc., a Delaware corporation.
“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out‑of‑pocket expenses paid in connection with such event by Murphy USA and the Subsidiaries to Persons that are not Affiliates of Murphy USA or any Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by Murphy USA and the Subsidiaries as a result of such event to repay Indebtedness secured by such asset (other than (x) payments required to repay any Loans, (y) payments required to repay any Permitted Non-ABL Indebtedness and (z) solely to the extent attributable to proceeds from the sale, transfer, lease or other disposition of an asset that constitutes Non-ABL Priority Collateral, payments required to repay ABL Indebtedness secured by such asset (and for this purpose, in the case of a sale, transfer, lease or other disposition of collateral securing ABL Indebtedness consisting of Equity Interests in any Subsidiary owning assets constituting ABL Priority Collateral, the Company shall attribute the proceeds thereof to such ABL Priority Collateral as reasonably agreed by the parties to such sale, transfer, lease or other disposition transaction, or if not so agreed or no such agreement is specified, based on the fair value of such ABL Priority Collateral as reasonably determined by the Company) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Murphy USA and the Subsidiaries, and the amount of any reserves established by Murphy USA and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of Murphy USA). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Non-ABL Priority Collateral” means all of the following assets that constitute Collateral, whether now owned or hereafter acquired and wherever located: (a)

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all Equipment, all real property and interests therein (including both fee and leasehold interests) and all Fixtures; (b) all Intellectual Property (other than any computer programs and any support and information relating thereto that constitute Inventory); (c) all Equity Interests and other Investment Property (other than Investment Property constituting ABL Priority Collateral under clause (d) or (f) of the definition of such term); (d) all Commercial Tort Claims; (e) all insurance policies relating to Non-ABL Priority Collateral, but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts; (f) except to the extent constituting ABL Priority Collateral under clause (f) of the definition of such term, all Documents, all General Intangibles, all Instruments and all Letter of Credit Rights; (g) all other Collateral not constituting ABL Priority Collateral; (h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all Supporting Obligations (including Letter of Credit Rights) with respect to any of the foregoing; (i) all books and Records to the extent relating to any of the foregoing; and (j) all products and Proceeds of the foregoing. Notwithstanding the foregoing, the term “Non-ABL Priority Collateral” shall not include any assets referred to in clauses (a) through (e) of the definition of the term “ABL Priority Collateral”. Capitalized terms used in this definition but not defined herein have the meanings assigned to them in the Collateral Agreement.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(b)).
“Participant Register” has the meaning set forth in Section 9.04(c)(ii).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.

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“Permitted Acquisition” means the purchase or other acquisition by Murphy USA or any Subsidiary in a transaction or series of transactions of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each subsidiary of such Person) is organized under the laws of the United States of America, any State thereof or the District of Columbia and, upon the consummation of such acquisition, will be a wholly owned Subsidiary that is a Domestic Subsidiary (or, in the case of any such purchase or other acquisition structured as a tender offer followed by a merger, such Person (including each subsidiary of such Person) will become a wholly owned Subsidiary that is a Domestic Subsidiary reasonably promptly thereafter upon the consummation of the second-step merger), in each case including as a result of a merger or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Subsidiary Loan Party; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of Murphy USA, the Company or any other Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made), (v) at the time of and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing, (vi) such purchase or acquisition is permitted under the ABL Credit Agreement as in effect on the date hereof and (vii) Murphy USA and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of Murphy USA or the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition.
“Permitted Additional Unsecured Indebtedness” means any Indebtedness of the Company or any other Loan Party permitted under Section 6.01(l).
“Permitted Additional Unsecured Indebtedness Documents” means any credit agreement, indenture or other agreement, instrument or other document evidencing or governing any Permitted Additional Unsecured Indebtedness or providing for any Guarantee or other right in respect thereof.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section

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430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Murphy USA or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Murphy USA or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Murphy USA or any Subsidiary;
(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Murphy USA or any Subsidiary in excess of those required by applicable banking regulations;
(h) Liens arising by virtue of UCC financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Murphy USA and the Subsidiaries in the ordinary course of business;
(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

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(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(k) Liens that are contractual rights of set-off;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c) and (d) above securing letters of credit, bank guarantees or similar instruments.
“Permitted Intercreditor Agreement” means any ABL Intercreditor Agreement and any Permitted Non-ABL Intercreditor Agreement.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e) money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily

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used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Non-ABL Indebtedness” means any Indebtedness of the Company or any other Loan Party permitted under Section 6.01(m).
“Permitted Non-ABL Indebtedness Documents” means any credit agreement, indenture or other agreement, instrument or other document evidencing or governing any Permitted Non-ABL Indebtedness or providing for any Guarantee or other right in respect thereof.
“Permitted Non-ABL Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior term loans, on the one hand, and holders of the same type of Indebtedness as the applicable Permitted Non-ABL Indebtedness, on the other, in which the lien priorities are intended to rank pari passu.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Murphy USA or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 9.01(d).
“Prepayment Event” means:
(a) any sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Murphy USA, the Company or any other Subsidiary, including any sale or issuance to a Person other than Murphy USA, the Company or any other Subsidiary of Equity Interests in any Subsidiary, other than (i) dispositions described in clauses (a) through (h) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $25,000,000 during any fiscal year of Murphy USA;
(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Murphy USA, the Company or any other Subsidiary resulting in aggregate Net Proceeds of $25,000,000 or more during any fiscal year of Murphy USA; and

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(c) the incurrence by Murphy USA, the Company or any other Subsidiary of (i) any Indebtedness in reliance on clause (l), (m) or, to the extent specified in such clause, (n) of Section 6.01 or (ii) any Indebtedness not permitted to be incurred under Section 6.01.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Recipient” means the Administrative Agent, any Lender or any combination thereof (as the context requires).
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the Maturity Date, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of the Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute

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an obligation of Murphy USA if Murphy USA shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of Murphy USA only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Secured Obligations, such Refinancing Indebtedness shall also be subordinated to the Secured Obligations on terms not less favorable in any material respect to the Lenders; and (f) except where the Original Indebtedness is Permitted Non-ABL Indebtedness (it being understood that any Refinancing Indebtedness in respect of any Permitted Non-ABL Indebtedness shall be subject to the requirements set forth in Section 6.01(m)), such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).
“Register” has the meaning set forth in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Loans (or, prior to the borrowing hereunder on the Effective Date, Commitments) representing more than 50% of the aggregate principal amount of the Loans (or, prior to the borrowing hereunder on the Effective Date, the aggregate Commitments) at such time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Murphy USA, the Company or any other Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in Murphy USA, the Company or any other Subsidiary.
“Restricted Subsidiary” means a Subsidiary.
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by Murphy USA, the Company or any other Subsidiary whereby Murphy USA, the Company or such Subsidiary sells or transfers such property to any Person and Murphy USA, the Company or any other Subsidiary leases such property, or other property that it

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intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a jurisdiction that is the subject of any Sanctions or (c) any Person controlled by any such Person.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“SEC” means the United States Securities and Exchange Commission.
“Secured Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date that is secured by a Lien on any asset or property of Murphy USA, the Company or any Restricted Subsidiary to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to such date.
“Secured Obligations” has the meaning set forth in the Collateral Agreement.
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements, the Control Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 or pursuant to any Loan Document to secure the Secured Obligations.
“Senior Notes” means 6.00% Senior Notes Due 2023 issued by the Company prior to the Effective Date under the Indenture dated as of August 14, 2013, between the Company, certain guarantors party thereto and U.S. Bank National Association.
“Senior Notes Documents” means the Indenture dated as of August 14, 2013, between the Company, certain guarantors party thereto and U.S. Bank National Association, as trustee, registrar and paying agent, and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.
“Spin-Off” has the meaning assigned to such term in the ABL Credit Agreement as in effect on the date hereof.
“Spin-Off Documents” has the meaning assigned to such term in the ABL Credit Agreement as in effect on the date hereof.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of Murphy USA (including the Company).
“Subsidiary Loan Party” means each Subsidiary that is a party to this Agreement or the Collateral Agreement. Unless the context requires otherwise, the term “Subsidiary Loan Party” shall include the Company.
“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Matters Agreement” means the Tax Matters Agreement dated as of August 30, 2013, between Murphy Oil and Murphy USA.

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“Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet being below the stated principal amount of such Indebtedness), and (b) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term “Indebtedness” shall not include contingent obligations of Murphy USA, the Company or any other Restricted Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the creation of the Guarantees and Liens created thereby, the borrowing of Loans and the use of the proceeds thereof and the other transactions contemplated hereby.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the Security Documents.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.18(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and binding interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.01.    Accounting Terms; GAAP; Pro Forma Calculations. %3.Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request

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an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of Murphy USA or any Subsidiary at “fair value”, as defined herein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (C) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.
(a)    All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

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SECTION 1.02.    Status of Obligations. %3.Murphy USA and the Company represent, warrant and agree that the Secured Obligations will at all times constitute “Credit Agreement Obligations” under and as defined in the Senior Notes Documents.
(a)    In the event that Murphy USA, the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Murphy USA and the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE I

The Credits
SECTION 1.03.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Company on the Effective Date in a principal amount not exceeding its Commitment. Amounts repaid or prepaid in respect of Loans may not be reborrowed.
SECTION 1.04.    Loans and Borrowings. %3.Each Loan shall be made as part of a Borrowing consisting of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)    Subject to Section 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Company may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Company shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.17 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

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(b)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 1.05.    Requests for Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the account of the Company to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in

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accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 1.06.    [Intentionally Omitted.]
SECTION 1.07.    [Intentionally Omitted.]
SECTION 1.08.    [Intentionally Omitted.]
SECTION 1.09.    Funding of Borrowings. %3.Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any Loan available to the Company by promptly remitting the amounts so received, in like funds, to an account of the Company specified by the Company in the applicable Borrowing Request.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Company, the interest rate applicable to ABR Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 1.10.    Interest Elections. %3.Each Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company

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may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
(b)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)    If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to Murphy USA or the Company, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified

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the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 1.11.    Termination and Reduction of Commitments. %3.The Commitments shall automatically terminate on the earlier of (a) 5:00 p.m., New York City time, on the Effective Date or (b) immediately following the making of the Loans on the Effective Date.
(a)    The Company may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(b)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 1.12.    Repayment of Loans; Evidence of Debt. %3.The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.11.
(a)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Company in respect of the Loans, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Company to pay any amounts due hereunder in accordance with the terms of this Agreement.
(b)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

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SECTION 1.13.    Amortization of Loans. %3.The Company shall repay Borrowings on the first Business Day after the last day of each December, March, June and September, beginning with June 30, 2016 and ending on the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date equal to 5% of the aggregate principal amount of the Loans made on the Effective Date (as such amounts may be adjusted pursuant to paragraph (c) of this Section).
(a)    To the extent not previously paid, all Borrowings shall be due and payable on the Maturity Date.
(b)    Any prepayment of a Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section ratably based on the amount of such scheduled repayments.
(c)    Prior to any repayment of any Borrowings under this Section, the Company shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by accrued interest on the amounts repaid.
SECTION 1.14.    Prepayment of Loans. %3.The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(a)    In the event and on each occasion that any Net Proceeds are received by or on behalf of Murphy USA, the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, on the day such Net Proceeds are received (or, in the case of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, within three Business Days after such Net Proceeds are received) prepay Borrowings in an amount equal to such Net Proceeds; provided that if the Company shall, in the case of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that the Company intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 180 days after receipt of such Net Proceeds to acquire real property, equipment or other tangible assets to be used in the business of the Company or the other Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 180‑day period (or within a period of 90 days thereafter if by the end of such initial 180‑day period the

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Company or one or more other Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other tangible assets, or to consummate such Permitted Acquisition or other acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied; provided that application of the proceeds arising from enforcement of security interests against Collateral shall be subject to the relevant Permitted Intercreditor Agreement.
(b)    In the event and on each occasion that, as a result of the receipt of any cash proceeds by Murphy USA, the Company or any other Subsidiary in connection with any sale, transfer, lease or other disposition of any asset or any other event, Murphy USA, the Company or any other Loan Party would be required by the terms of the Senior Note Documents (or any Refinancing Indebtedness in respect thereof) or any Subordinated Indebtedness to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease, any Senior Notes (or such Refinancing Indebtedness) or any Subordinated Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Company shall prepay the Borrowings in an amount that would be needed to eliminate such requirement.
(c)    Prior to any optional or mandatory prepayment of Borrowings under this Section, the Company shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (e) of this Section.
(d)    The Company shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

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SECTION 1.15.    Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent and shall not be refundable under any circumstances.
SECTION 1.16.    Interest. %3.The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 1.17.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

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(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurocurrency Borrowing shall be treated as a request for an ABR Borrowing.
SECTION 1.18.    Increased Costs. %3.If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the Company will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such

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Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Company will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 1.19.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on the date specified therefor in any notice of prepayment given by the Company (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. The Company shall also compensate each Lender for the loss, cost and expense attributable to any failure by the Company to deliver a timely Interest Election Request with respect to a Eurocurrency Loan. A certificate of any Lender delivered to the

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Company and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 1.20.    Taxes. %3.Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Loan Parties shall not be obligated to indemnify such Recipient pursuant to this Section 2.18 in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes, if (i) written demand therefor has not been made by such Recipient within 180 days from the date on which such Recipient knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority, (ii) such penalties, interest and other liabilities have accrued after a Loan Party has indemnified or paid any additional amount pursuant to this Section 2.18 or (iii) such penalties,

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interest and other liabilities are attributable to the gross negligence or willful misconduct of such Recipient. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such Recipient will act in good faith to promptly notify the Loan Parties of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)    Status of Lenders. %5. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing:

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(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may

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provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (in cash or applied as an offset against another cash Tax liability of such party) of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the

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relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.
(h)    Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 1.21.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. %3.The Company shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

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(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Administrative Agent.

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SECTION 1.22.    Mitigation Obligations; Replacement of Lenders. %3.If any Lender requests compensation under Section 2.16, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Company) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(a)    If (i) any Lender requests compensation under Section 2.16, (ii) the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent by the Company, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or 2.18) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the

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Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 1.23.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Loans and Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.
ARTICLE II

Representations and Warranties
Each of Murphy USA and the Company represents and warrants to the Lenders that:
SECTION 2.01.    Organization; Powers. Murphy USA, the Company and each other Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 2.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by Murphy USA and the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Murphy USA, the Company or the applicable Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.03.    Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any

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other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of Murphy Oil, Murphy USA, the Company, any Subsidiary or any other subsidiary of Murphy Oil, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon Murphy Oil, Murphy USA, the Company, any Subsidiary or any other subsidiary of Murphy Oil or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Murphy Oil, Murphy USA, the Company, any Subsidiary or any other subsidiary of Murphy Oil, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except, other than in the case of the ABL Loan Documents or the Senior Notes Documents, to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of Murphy USA, the Company or any other Subsidiary.
SECTION 2.04.    Financial Condition; No Material Adverse Change. %3.Murphy USA has heretofore furnished to the Lenders (i) its combined balance sheets as of December 31, 2014 and the related combined statements of income and comprehensive income, cash flows and net investment for the fiscal year ended December 31, 2014, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm, and (ii) its combined balance sheet and the related combined statements of income and comprehensive income, cash flows and net investment as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2015, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA, the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year‑end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.
(b)    Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, none of Murphy USA, the Company or any other Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long‑term commitments or unrealized losses.
(c)    Since December 31, 2014, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, liabilities, operations or condition (financial or otherwise) of Murphy USA, the Company and the other Subsidiaries, taken as a whole (it being acknowledged that the change in the relationship with Wal-Mart Stores, Inc., disclosed in the Form 8-K filed by

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Murphy USA on January 26, 2016, shall not in itself constitute such a material adverse change).
SECTION 2.05.    Properties. %3.Murphy USA, the Company and each other Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(a)    Murphy USA, the Company and each other Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property that is necessary for the conduct of its business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property used by Murphy USA, the Company or any other Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property owned or used by Murphy USA, the Company or any other Subsidiary is pending or, to the knowledge of Murphy USA, the Company or any other Subsidiary, threatened against Murphy USA, the Company or any other Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 2.06.    Litigation and Environmental Matters. %3.There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Murphy USA, the Company or any other Subsidiary, threatened against or affecting Murphy USA, the Company or any other Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.
(a)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Murphy USA, the Company or any other Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any fact, incident, event or condition that could reasonably be expected to form the basis for any Environmental Liability.
SECTION 2.07.    Compliance with Laws and Agreements; Anti-Corruption Laws and Sanctions. %3.Murphy USA, the Company and each other Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not

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reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
(a)    Murphy USA, the Company and the other Subsidiaries are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Murphy USA, the Company or any of the other Subsidiaries, (b) to the knowledge of Murphy USA or the Company, any director, officer or employee of Murphy USA, the Company or any of the other Subsidiaries or (c) any agent of Murphy USA, the Company or any of the other Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
SECTION 2.08.     Investment Company Status. None of Murphy USA, the Company or any other Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 2.09.    Taxes. Murphy USA, the Company and each other Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Murphy USA, the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 2.10.    ERISA; Labor Matters. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Company nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.
SECTION 2.11.    Subsidiaries and Joint Ventures; Disqualified Equity Interests. %3.Schedule 3.11 sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Murphy USA, the Company or any other Subsidiary in, (a) each Subsidiary and (b) each joint venture in which Murphy USA, the Company or any other Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11, as of the Effective Date, there is no existing option, warrant, call,

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right, commitment or other agreement to which Murphy USA, the Company or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by the Company or any other Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.
(c)    As of the Effective Date, there are not any outstanding Disqualified Equity Interests in Murphy USA or in any Subsidiary.
SECTION 2.12.    Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of Murphy USA, the Company and the other Subsidiaries as of the Effective Date.
SECTION 2.13.    Solvency. Immediately after the making of each Loan on the occasion of each Borrowing and the application of the proceeds thereof, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan.
SECTION 2.14.    Disclosure. Murphy USA and the Company have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Murphy USA, the Company or any other Subsidiary is subject, and all other matters known to Murphy USA or the Company, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Murphy USA, the Company or any other Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or furnished hereunder or thereunder, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, each of Murphy USA and the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
SECTION 2.15.    Collateral Matters. %3.The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the

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Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent or its gratuitous bailee, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person but subject to each Permitted Intercreditor Agreement, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 but subject to each Permitted Intercreditor Agreement.
(e)    Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
SECTION 2.16.    Federal Reserve Regulations. None of Murphy USA, the Company or any other Subsidiary is engaged or will engage principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock.
ARTICLE III

Conditions
The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or

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(B) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement and (ii) from each party to the ABL Intercreditor Agreement required on the Effective Date pursuant to Section 6.01(n), either (A) a counterpart of the ABL Intercreditor Agreement signed on behalf of such party or (B) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of the ABL Intercreditor Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Davis Polk & Wardwell LLP, counsel for the Loan Parties, and (ii) counsel for Murphy USA and the Company in Delaware, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall reasonably have requested relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of each of Murphy USA and the Company, confirming compliance with the conditions set forth in the first sentence of paragraph (g) of this Section and in paragraphs (i) and (j) of this Section.
(e)    The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(f)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under any Loan Document.
(g)    The Collateral and Guarantee Requirement shall have been satisfied (subject to the penultimate paragraph of this Section). The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of each of Murphy USA and the Company, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and

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evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or that such financing statements and Liens have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, terminated and released.
(h)    The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.
(i)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(j)    No Default shall have occurred and be continuing.
(k)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of each of Murphy USA and the Company, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing, if Murphy USA and the Company shall not have delivered any Control Agreement that is required to be delivered in order to satisfy the requirements of the Collateral and Guarantee Requirement, such delivery shall not be a condition precedent to the obligations of the Lenders hereunder on the Effective Date, but shall be required to be accomplished as provided in Section 5.14.
The Administrative Agent shall notify Murphy USA, the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on February 5, 2016 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time).
ARTICLE IV

Affirmative Covenants

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Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Murphy USA and the Company covenants and agrees with the Lenders that:
SECTION 4.01.    Financial Statements and Other Information. Murphy USA and the Company will furnish to the Administrative Agent, on behalf of each Lender (and the Administrative Agent shall promptly deliver to each Lender (which delivery may be made by posting on the Platform)):
(a)    within 90 days after the end of each fiscal year of Murphy USA (or, so long as Murphy USA shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of Murphy USA for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and the related consolidated statements of income and comprehensive income, cash flows and stockholders’ equity as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification, exception or emphasis as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Murphy USA (or, so long as Murphy USA shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of Murphy USA for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of income and comprehensive income for such fiscal quarter and the then elapsed portion of the fiscal year and the related statement of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of Murphy USA as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(c)    [intentionally omitted;]

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(d)    concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of each of Murphy USA and the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (iii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of Murphy USA most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or could have, a significant effect on the calculation of the Secured Leverage Ratio, specifying the nature of such change and the effect thereof on such calculation, and (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided;
(e)    within 90 days after the end of each fiscal year of Murphy USA, a completed Supplemental Perfection Certificate, signed by a Financial Officer of each of Murphy USA and the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate;
(f)    not later than 30 days after the commencement of each fiscal year of Murphy USA, a detailed consolidated budget for such fiscal year (including projected consolidated balance sheets and related projected statements of income and cash flows as of the end of and for each fiscal quarter during such fiscal year and as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly after the same become available, any significant revisions to such budget;
(g)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Murphy USA, the Company or any other Subsidiary with the SEC or with any national securities exchange, or distributed by Murphy USA to its shareholders generally, as the case may be;
(h)    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that Murphy USA or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that Murphy USA or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if Murphy USA or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, Murphy USA or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

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(i)    promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of Murphy USA, the Company or any other Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and
(j)    promptly after the furnishing thereof and to the extent not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 5.01, copies of any material requests or material notices received by Murphy USA, the Company or any other Subsidiary (other than in the ordinary course of business) or material statements or material reports furnished by Murphy USA, the Company or any other Subsidiary pursuant to the terms of the ABL Loan Documents, any Permitted Non-ABL Indebtedness Documents or any Permitted Additional Unsecured Indebtedness Documents.
Information required to be delivered pursuant to clause (a), (b), (g) or (i) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, Murphy USA and the Company shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of each of Murphy USA and the Company.
SECTION 4.02.    Notices of Material Events. Murphy USA and the Company will furnish to the Administrative Agent (and the Administrative Agent shall promptly deliver to each Lender (which delivery may be made by posting on the Platform)) prompt written notice of the following:
(a)    the occurrence of, or receipt by Murphy USA or the Company of any written notice claiming the occurrence of, any Default or any “Default” under and as defined in the ABL Credit Agreement;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Murphy USA, the Company or any other Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Murphy USA, the Company or any other Subsidiary to the Administrative Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in

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liability of Murphy USA, the Company and the other Subsidiaries in an aggregate amount of $25,000,000 or more;
(d)    the occurrence of any Prepayment Event; and
(e)    any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of each of Murphy USA and the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 4.03.    Additional Subsidiaries. If any Subsidiary is formed or acquired after the Effective Date, Murphy USA and the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.
SECTION 4.04.    Information Regarding Collateral; Deposit and Securities Accounts. %3.Murphy USA and the Company will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. Murphy USA and the Company agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b)    Murphy USA and the Company will furnish to the Administrative Agent prompt written notice of the acquisition by any Loan Party of any material assets after the Effective Date of the type that constitute, or are intended to constitute, Collateral, other than any assets constituting Collateral under the Security Documents in which the Administrative Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.
(c)    Murphy USA and the Company will, in each case as promptly as practicable, notify the Administrative Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is

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required to be in effect pursuant to the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.
SECTION 4.05.    Existence; Conduct of Business. Murphy USA, the Company and each other Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05.
SECTION 4.06.    Payment of Obligations and Taxes. Murphy USA, the Company and each other Subsidiary will pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Murphy USA, the Company or such other Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 4.07.    Maintenance of Properties. Murphy USA, the Company and each other Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 4.08.    Insurance. Murphy USA, the Company and each other Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as a loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.
SECTION 4.09.    Books and Records; Inspection and Audit Rights. Murphy USA, the Company and each other Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. Murphy USA, the Company and each other Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice, (a) to visit and reasonably inspect its properties, (b) to examine and make extracts from its

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books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 4.10.    Compliance with Laws. Murphy USA, the Company and each other Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.11.    Use of Proceeds. The proceeds of the Loans made on the Effective Date will be used solely for the payment of fees and expenses payable in connection with the Transactions and other general corporate purposes of Murphy USA, the Company and the other Restricted Subsidiaries.
SECTION 4.12.    Further Assurances. Murphy USA, the Company and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. Murphy USA and the Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 4.13.    Spin-Off Documents. Murphy USA, the Company and each other Subsidiary will comply with the Spin-Off Documents, except where failure to do so could not reasonably be expected to impair access to intellectual property rights, result in the Spin-Off being taxable to Murphy Oil or its shareholders or otherwise have a Material Adverse Effect.
SECTION 4.14.    Control Agreements. As promptly as practicable following a request from the Administrative Agent, and in any event within 90 days after the Effective Date, Murphy USA, the Company and each other Loan Party will deliver all Control Agreements that would have been required to be delivered on the Effective Date but for the penultimate paragraph of Article IV, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.
ARTICLE V

Negative Covenants

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Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Murphy USA and the Company covenants and agrees with the Lenders that:
SECTION 5.01.    Indebtedness. None of Murphy USA, the Company or any other Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(f)    Indebtedness created under the Loan Documents;
(g)    the Senior Notes, and the Guarantees thereof by Murphy USA, the Company and the other Loan Parties, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount not in excess of $500,000,000;
(h)    Indebtedness existing on the date hereof and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(i)    Indebtedness of any Subsidiary to Murphy USA, the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than Murphy USA, the Company or any other Subsidiary, (ii) any such Indebtedness owing by any Loan Party shall be unsecured and subordinated in right of payment to the Secured Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, (iii) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement and (iv) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;
(j)    Guarantees incurred in compliance with Section 6.04;
(k)    Indebtedness of the Company or any other Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (ii) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (f) shall not at any time exceed $50,000,000;
(l)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, provided that

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(i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) neither Murphy USA nor any Subsidiary (other than such Person or any special purpose merger Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (g) shall not at any time exceed $50,000,000;
(m)    Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;
(n)    Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Murphy USA or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance and other social security laws and (ii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature, which obligations in each case shall not be secured except by any Lien incurred in reliance on Section 6.02(a)(xi);
(o)    Indebtedness in respect of the letters of credit outstanding on the date hereof and set forth on Schedule 6.01(j) and Refinancing Indebtedness in respect thereof;
(p)    Indebtedness of the Company or any other Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;
(q)    other unsecured Indebtedness of Murphy USA, the Company or any Subsidiary, provided that (i) at the time of the incurrence thereof and giving pro forma effect thereto in accordance with Section 1.04(b), no Event of Default shall have occurred and be continuing, (ii) in the case of any such Indebtedness of the Company or any other Loan Party, the final scheduled maturity of any such Indebtedness shall not be earlier than the Maturity Date in effect as of the date of the incurrence thereof, (iii) the aggregate principal amount of Indebtedness of the Subsidiaries that are not Loan Parties outstanding at any time in reliance on this clause (l) shall not exceed $10,000,000 and (iv) all the Net Proceeds of such Indebtedness incurred after the Effective Date shall be applied in accordance with Section 2.12(b) to prepay Loans;

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(r)    other secured Indebtedness of the Company or any other Loan Party, provided that (i) at the time of the incurrence thereof and giving pro forma effect thereto in accordance with Section 1.04(b), no Event of Default shall have occurred and be continuing (ii) after giving pro forma effect thereto in accordance with Section 1.04(b), the Secured Leverage Ratio shall not exceed 2.50 to 1.00 as of the last day of the fiscal quarter of Murphy USA then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, for which financial statements are referred to in Section 3.04) and (iii) all the Net Proceeds of such Indebtedness incurred after the Effective Date shall be applied in accordance with Section 2.12(b) to prepay Loans; provided further that (A) such Indebtedness is not Guaranteed by any Subsidiaries other than the Loan Parties, (B) such Indebtedness is not secured by Liens on any assets of Murphy USA or any Subsidiary other than the Collateral (or assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Administrative Agent pursuant to a Security Document), (C) if such Indebtedness is secured by any Liens on Collateral, the administrative agent, collateral agent and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to (x) a Permitted Non-ABL Intercreditor Agreement, providing that the Liens on the Collateral securing such Indebtedness shall rank pari passu in priority with the Liens on the Collateral securing the Secured Obligations and (y) an ABL Intercreditor Agreement providing that (1) the Liens on the Existing ABL Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Existing ABL Collateral securing the ABL Indebtedness or (2) if the ABL Indebtedness is secured by any Liens on any assets of Murphy USA or any Subsidiary other than the Existing ABL Collateral, then (I) the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the ABL Priority Collateral securing the ABL Indebtedness and (II) the Liens on the Non-ABL Priority Collateral securing such Indebtedness shall rank senior in priority to the Liens on such Non-ABL Priority Collateral securing the ABL Indebtedness, (D) the final scheduled maturity of any such Indebtedness shall not be earlier than the Maturity Date and (E) the Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by a Financial Officer of Murphy USA or the Company, confirming compliance with the requirements set forth in this clause (m) and setting forth a reasonably detailed calculation of such pro forma Secured Leverage Ratio; and
(s)    Indebtedness of the Company or any other Loan Party under the ABL Loan Documents, provided that (i) such Indebtedness is not Guaranteed by any Subsidiaries other than the Loan Parties, (ii) such Indebtedness is not secured by Liens on any assets of Murphy USA or any Subsidiary other than the Collateral (or assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Administrative Agent pursuant to a Security Document), (iii) the administrative agent and/or the collateral agent acting on behalf of the holders of such Indebtedness shall have become party to an ABL Intercreditor Agreement providing that (1) the Liens on the Existing ABL

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Collateral securing such Indebtedness shall rank senior in priority to the Liens on the Existing ABL Collateral securing the Secured Obligations or (2) if such Indebtedness is secured by any Liens on any assets of Murphy USA or any Subsidiary other than the Existing ABL Collateral, then (I) the Liens on the ABL Priority Collateral securing such Indebtedness shall rank senior in priority to the Liens on the ABL Priority Collateral securing the Secured Obligations and (II) the Liens on the Non-ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Non-ABL Priority Collateral securing the Secured Obligations and (iv) to the extent any Indebtedness is incurred under the ABL Credit Agreement other than pursuant to usage of the commitments in effect under the ABL Credit Agreement on the date hereof, the Net Proceeds of such Indebtedness (net, in the case of any new revolving credit commitments, of the aggregate amount of prepayments made in respect of usage of such revolving credit commitments prior to the date such prepayment would otherwise be required to be made) shall be applied in accordance with Section 2.12(b) to prepay Loans.
SECTION 5.02.    Liens. %3.None of Murphy USA, the Company or any other Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances;
(iii)    any Lien on any asset of Murphy USA, the Company or any other Subsidiary existing on the date hereof and set forth on Schedule 6.02 (including any Lien that attaches by law to the proceeds thereof); provided that (A) such Lien shall not apply to any other asset of Murphy USA, the Company or any other Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(c) as Refinancing Indebtedness in respect thereof;
(iv)    any Lien existing on any asset prior to the acquisition thereof by the Company or any other Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Murphy USA, the Company or any other Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto (other than after-acquired property subjected to a Lien securing

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Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property (1) of Murphy USA, the Company or any Subsidiary other than the acquired Subsidiary and its Subsidiaries or (2) to which such requirement would not have applied but for such acquisition)) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g) as Refinancing Indebtedness in respect thereof;
(v)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any other Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 6.01(f) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of Murphy USA, the Company or any other Subsidiary (other than accessions and additions thereto and the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any single Person with respect to the financing of more than one purchase of fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)    in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(viii)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any other Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(i)    Liens on cash collateral securing obligations in respect of letters of credit permitted under Section 6.01(j);
(ii)    Liens on assets of Foreign Subsidiaries securing Indebtedness or other obligations of such Subsidiaries permitted under Section 6.01;

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(iii)    other Liens on assets of the Company or any other Subsidiary securing Indebtedness or other monetary obligations; provided that (A) the sum, without duplication, of (x) the aggregate outstanding principal amount of the Indebtedness and other monetary obligations secured by such Liens and (y) the Attributable Indebtedness in respect of outstanding Sale/Leaseback Transactions permitted under Section 6.06 shall at no time exceed $75,000,000 and (B) the aggregate outstanding principal amount of the Indebtedness and other monetary obligations secured by any such Liens extending to the Existing ABL Collateral shall at no time exceed $25,000,000;
(iv)    Liens on the Collateral (or on assets that, substantially concurrently with the creation of such Lien, become Collateral on which a Lien is granted to the Administrative Agent pursuant to a Security Document) securing Indebtedness permitted under Section 6.01(m) and obligations relating thereto not constituting Indebtedness; and
(v)    Liens on the Collateral (or on assets that, substantially concurrently with the creation of such Lien, become Collateral on which a Lien is granted to the Administrative Agent pursuant to a Security Document) securing Indebtedness permitted under Section 6.01(n) and obligations relating thereto not constituting Indebtedness.
(b)    Notwithstanding the foregoing, (i) none of the Liens permitted by Section 6.02(a) may at any time attach to any Loan Party’s (A) Accounts, other than those permitted under clause (a) or (k) of the definition of Permitted Encumbrances and Section 6.02(a)(i), 6.02(a)(iv), 6.02(a)(xi), 6.02(a)(xii) or 6.02(a)(xiii), (B) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrances and Section 6.02(a)(i), 6.02(iv), 6.02(a)(xi), 6.02(a)(xii) or 6.02(a)(xiii) and (ii) none of Murphy USA, the Company or any other Subsidiary shall create, incur, assume or permit to exist any Liens securing Indebtedness on any retail sales establishments or other fixed assets owned by Domestic Subsidiaries or on Equity Interests in the Company or any other Subsidiary owned by Murphy USA or any Domestic Subsidiary, in each case, other than those permitted under Section 6.02(a)(i), 6.02(a)(iv), 6.02(a)(v), 6.02(a)(xi), 6.02(a)(xii) or 6.02(a)(xiii).
SECTION 5.03.    Fundamental Changes; Business Activities. %3.None of Murphy USA, the Company or any other Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (other than the Company) may merge into Murphy USA in a transaction in which Murphy USA is the surviving corporation, (ii) any Person (other than Murphy USA) may merge into the Company in a transaction in which the Company is the surviving corporation, (iii) any Person (other than Murphy USA or the Company) may merge or consolidate with any Subsidiary (other than the Company) in a transaction in which the surviving entity is a Subsidiary (and, if any party

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to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iv) any Subsidiary (other than the Company) may merge into or consolidate with any Person (other than Murphy USA or the Company) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (v) any Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.
(d)    None of Murphy USA, the Company or any other Subsidiary will engage to any material extent in any business other than businesses of the type conducted by Murphy USA, the Company and the other Subsidiaries on the date hereof and businesses reasonably related thereto.
SECTION 5.04.    Investments, Loans, Advances, Guarantees and Acquisitions. None of Murphy USA, the Company or any other Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired other than in the ordinary course of business that, following the acquisition thereof, would constitute a substantial portion of the assets of Murphy USA and the Subsidiaries, taken as a whole, except:
(a)    Permitted Investments;
(b)    Investments existing on the date hereof in Subsidiaries;
(c)    other Investments existing on the date hereof and set forth on Schedule 6.04 (but not any additions thereto made after the date hereof);
(d)    investments by Murphy USA, the Company and the other Subsidiaries in Equity Interests in their subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged to the extent required by the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of such investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (c) above) shall not exceed $25,000,000 at any time outstanding;
(e)    loans or advances made by Murphy USA, the Company or any other Subsidiary to any Subsidiary; provided that (i) the Indebtedness resulting therefrom

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is permitted by Section 6.01(d) and (ii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;
(f)    Guarantees by Murphy USA, the Company or any other Subsidiary of Indebtedness or other obligations of Murphy USA, the Company or any other Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Subsidiary that has not Guaranteed the Secured Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (ii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;
(g)    Investments held by any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Investments of any Person that are acquired by any Subsidiary as part of an acquisition of assets by such Subsidiary in a Permitted Acquisition, provided that such Investments exist at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and are not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired;
(h)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(i)    Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(j)    Investments by Murphy USA, the Company or any other Subsidiary that result solely from the receipt by Murphy USA, the Company or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(k)    Investments in the form of Hedging Agreements permitted under Section 6.07;
(l)    payroll, travel and similar advances to directors and employees of Murphy USA or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Murphy USA or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

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(m)    loans or advances to directors and employees of Murphy USA or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $10,000,000;
(n)    Permitted Acquisitions;
(o)    without duplication of amounts paid pursuant to Section 6.08(b)(vi), other Investments with amounts that could otherwise have been paid as Restricted Payments under Section 6.08(a)(viii);
(p)    [intentionally omitted]; and
(q)    other Investments and acquisitions in an aggregate amount outstanding at any time not to exceed $25,000,000, provided that no Default or Event of Default shall have occurred and be continuing at the time any such Investment or other acquisition is consummated.
SECTION 5.05.    Asset Sales. None of Murphy USA, the Company or any other Subsidiary will sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to Murphy USA, the Company or any other Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:
(a)    sales, transfers, leases and other dispositions in the ordinary course of business of inventory or used or surplus equipment or of cash and Permitted Investments;
(b)    sales in the ordinary course of business of immaterial assets, including individual retail sales establishments and terminals;
(c)    sales, transfers, leases and other dispositions to Murphy USA, the Company or any other Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;
(d)    sales, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;
(e)    dispositions of assets subject to any casualty or condemnation proceeding (including dispositions in lieu of condemnation);

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(f)    dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(g)    [intentionally omitted];
(h)    [intentionally omitted];
(i)    sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause shall not exceed $30,000,000 during any fiscal year of Murphy USA (net, in the case of fiscal year 2016, of the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on Section 6.05(i) of the ABL Credit Agreement on or after January 1, 2016, and prior to the Effective Date), and (ii) all sales, transfers, leases and other dispositions made in reliance on this clause shall be made for fair value and at least 75% cash consideration;
(j)    [intentionally omitted]; and
(k)    other sales, transfers and other dispositions of assets, provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (k) shall not exceed $125,000,000 (net of the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on Section 6.05(k) of the ABL Credit Agreement prior to the Effective Date), (ii) all such sales, transfers and other dispositions shall be made for fair value, (iii) no Default or Event of Default shall have occurred and be continuing at the time any such sale, transfer or other disposition is consummated and (iv) the Company shall have given the Administrative Agent written notice advising of such sale, transfer or other disposition and certifying that such sale, transfer or other disposition is permitted hereunder and under the ABL Credit Agreement.
Notwithstanding the foregoing, other than dispositions to the Company or another Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable requirements of law, no such sale, transfer or other disposition of any Equity Interests in any Subsidiary shall be permitted unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by Murphy USA and the Subsidiaries and (ii) immediately after giving effect to such transaction, Murphy USA and the Subsidiaries shall otherwise be in compliance with Section 6.04.
SECTION 5.06.    Sale/Leaseback Transactions. None of Murphy USA, the Company or any other Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01

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and (c) either (i) such Sale/Leaseback Transaction relates to a fixed or capital asset, is made for cash consideration in an amount not less than the fair value of such asset and is consummated within 90 days after Murphy USA, the Company or a Subsidiary acquires or completes the construction of such asset or (ii) after giving effect to such Sale/Leaseback Transaction, the sum, without duplication of (A) the Attributable Indebtedness in respect of outstanding Sale/Leaseback Transactions permitted under this clause (c)(ii) and (B) the principal amount of the Indebtedness and other monetary obligations secured by Liens permitted under Section 6.02(a)(xi) shall at no time exceed $75,000,000.
SECTION 5.07.    Hedging Agreements. None of Murphy USA, the Company or any other Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which Murphy USA, the Company or any other Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of Murphy USA, the Company or any other Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Murphy USA, the Company or any other Subsidiary.
SECTION 5.08.    Restricted Payments; Certain Payments of Indebtedness. %3.None of Murphy USA, the Company or any other Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) Murphy USA may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder, (ii) any Subsidiary may declare and pay dividends or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Murphy USA and the Subsidiaries), (iii) Murphy USA may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (iv) Murphy USA may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in Murphy USA, (v) Murphy USA may make Restricted Payments, not exceeding $30,000,000 in the aggregate for any fiscal year (net, in the case of fiscal year 2016, of the aggregate amount of Restricted Payments made in reliance on clause (v) of Section 6.08(a) of the ABL Credit Agreement on or after January 1, 2016, and prior to the Effective Date), pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of Murphy USA, the Company and the other Subsidiaries, (vi) Murphy USA may make Restricted Payments in cash in an aggregate amount not exceeding $25,000,000 for any fiscal year (net, in the case of fiscal year 2016, of the aggregate amount of Restricted Payments made in reliance on clause (vi) of Section 6.08(a) of the ABL Credit Agreement on or after January 1, 2016, and prior to the Effective Date), (vii) [intentionally omitted] and (viii) Murphy USA may make additional Restricted Payments in cash so long as at the time of declaration (in the case of a dividend) or payment (in all other cases) (A) no Default shall have occurred and be continuing and (B) such Restricted Payments are permitted under clause (viii) of Section 6.08(a) of the ABL Credit Agreement as in effect on the date hereof.

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(d)    None of Murphy USA, the Company or any other Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than intercompany Indebtedness), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Indebtedness (other than Disqualified Equity Interests and intercompany Indebtedness), except:
(vi)    payments of or in respect of Indebtedness created under the Loan Documents or the ABL Loan Documents;
(vii)    regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;
(viii)    refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(ix)    payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;
(x)    payments of or in respect of Indebtedness made solely with Equity Interests in Murphy USA (other than Disqualified Equity Interests); and
(xi)    without duplication of amounts paid pursuant to Section 6.04(o), payments of Indebtedness in amounts that could have been paid as Restricted Payments under Section 6.08(a)(viii).
SECTION 5.09.    Transactions with Affiliates. None of Murphy USA, the Company or any other Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Murphy USA, the Company or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by Murphy USA of Equity Interests (other than Disqualified Equity Interests), (e) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Murphy USA, the Company or any other Subsidiary entered in the ordinary course of business and (f) the transactions and Investments permitted under clauses (d), (e), (f), (k) and (l) of Section 6.04.
SECTION 5.10.    Restrictive Agreements. None of Murphy USA, the Company or any other Subsidiary will, directly or indirectly, enter into, incur or permit to

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exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Murphy USA, the Company or any other Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Murphy USA, the Company or any other Loan Party or to Guarantee Indebtedness of Murphy USA, the Company or any other Loan Party; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions imposed by the Senior Notes Documents or the ABL Loan Documents, in each case, as in effect on the date hereof, (C) restrictions and conditions imposed by any other Indebtedness permitted under Section 6.01, including any Refinancing Indebtedness in respect of the Senior Notes permitted under Section 6.01(b), provided that the restrictions and conditions imposed by any such Indebtedness are not less favorable to the Lenders than the restrictions and conditions imposed by the Senior Notes Documents or, in the case of any Permitted Non-ABL Indebtedness, such restrictions or conditions, at the time such Permitted Non-ABL Indebtedness is incurred, in the good faith judgment of Murphy USA or the Company, are on customary market terms for Indebtedness of such type and could not reasonably be expected to impair the ability of Murphy USA, the Company and the other Loan Parties to meet their payment and other obligations under the Loan Documents, (D) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (E) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder and (F) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(f) or 6.01(g) if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(g) (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, and (B) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01, provided that such restrictions and conditions apply only to Foreign Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.

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SECTION 5.11.    [Intentionally Omitted.]
SECTION 5.12.    Secured Leverage Ratio. Murphy USA and the Company will not permit the Secured Leverage Ratio at any time to be greater than 4.50 to 1.00.
SECTION 5.13.    Fiscal Year. Murphy USA and the Company will not, and will not permit any other Subsidiary to, change its fiscal year to end on a date other than December 31.
SECTION 5.14.    Anti-Corruption Laws. No Borrowing will be made, and no proceeds of any Borrowing will be used, (a) for the purpose of funding payments to any officer or employee of a Governmental Authority or of a Person controlled by a Governmental Authority, to any Person acting in an official capacity for or on behalf of any Governmental Authority or Person controlled by a Governmental Authority, or to any political party, official of a political party, or candidate for political office, in each case in violation of applicable Anti-Corruption Laws, (b) for the purpose of financing the activities of any Sanctioned Person or (c) in any manner that would result in the violation of Sanctions by any party hereto.
SECTION 5.15.    Concerning the ABL Credit Agreement. The Company shall not terminate or reduce commitments under the ABL Credit Agreement, or replace or refinance any commitments or Indebtedness under the ABL Credit Agreement, in each case, unless substantially concurrently therewith the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full.
ARTICLE VI

Events of Default
If any of the following events (“Events of Default”) shall occur:
(t)    the Company shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(u)    the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(v)    any representation, warranty or statement made or deemed made by or on behalf of Murphy USA, the Company or any other Subsidiary in any Loan Document or in any report, certificate, financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment

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or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;
(w)    Murphy USA or the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of Murphy USA and the Company), 5.11 or 5.14 or in Article VI;
(x)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent in the case of any such notice from a Lender);
(y)    Murphy USA, the Company or any other Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(z)    any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to terminate such Material Indebtedness or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;
(aa)    one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(bb)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Murphy USA, the Company or any other Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Murphy USA, the Company or any other Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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(cc)    Murphy USA, the Company or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Murphy USA, the Company or any other Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of Murphy USA, the Company or any other Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;
(dd)    Murphy USA, the Company or any other Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(ee)    one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against Murphy USA, the Company, any other Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Murphy USA, the Company or any other Subsidiary to enforce any such judgment;
(ff)    any Permitted Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Secured Parties;
(gg)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;
(hh)    any material provision of any Loan Document or any Guarantee purported to be created under any Loan Document shall fail or cease to be, or shall

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be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Loan Document or Section 9.14; or
(ii)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to Murphy USA or the Company described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Murphy USA and the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Murphy USA and the Company; and in the case of any event with respect to Murphy USA or the Company described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Murphy USA and the Company.
ARTICLE VII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Murphy USA, the Company or any other Subsidiary or other Affiliate thereof as if such Person were

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not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Murphy USA, the Company, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Murphy USA, the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or

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satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any

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such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Murphy USA and the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Murphy USA, the Company and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any

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other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.
The Secured Parties irrevocably authorize the Administrative Agent, (a) at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v), (b) to subordinate any Lien on any Existing ABL Collateral or any ABL Priority Collateral granted to or held by the Administrative Agent under any Loan Documents, or otherwise securing the Secured Obligations, to the Liens on such Existing ABL Collateral or ABL Priority Collateral securing ABL Indebtedness and (c) to establish a pari passu relationship between any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Documents, or otherwise securing any Secured Obligations, with the Liens on such Collateral securing Permitted Non-ABL Indebtedness. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.17, 2.18 and 9.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Murphy USA, the Company or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
ARTICLE VIII

Miscellaneous
SECTION 8.01.    Notices. %3.Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)    if to Murphy USA or the Company, to the Company at 200 Peach Street, El Dorado, Arkansas 71730, Attention of Mindy West (Fax

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No. 870-881-6893), with a copy to the Company at 200 Peach Street, El Dorado, Arkansas 71730, Attention of John Moore (Fax No. 870-881-6893);
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor, Chicago, IL 60603, Attention of CBC Operations (Fax No. (713) 732-7608), with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 9th Floor, Dallas, TX 75201, Attention of Andrew Ray (Fax No. 214-965-2594); and
(iii)    if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, Murphy USA or the Company may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Murphy USA and the Company agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative

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Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including any direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.
SECTION 8.02.    Waivers; Amendments. %3.No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Except as provided in 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Murphy USA, the Company and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Murphy USA, the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall:

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(A)    increase any Commitment of any Lender without the written consent of such Lender,
(B)    reduce the principal amount of any Loan or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(C)    postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Loan under Section 2.11, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(D)    change Section 2.19(b) or 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender,
(E)    change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder (including, for the avoidance of doubt, any provision requiring the consent of “each Lender”), without the written consent of each Lender,
(F)    release Murphy USA, the Company or all or substantially all the value of the Guarantees provided by the Subsidiary Loan Parties (including, in each case, by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement and except for any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the types of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee,
(G)    release all or substantially all the Collateral from the Liens of the Security Documents, or subordinate any such Liens (except as expressly provided herein), in each case, without the written consent of each Lender (except as expressly provided in Section 9.14 and except for any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the types of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents, or

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(H)    change the definition of “Eligible Assignee” without the written consent of each Lender;
provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification.
(c)    Notwithstanding anything herein to the contrary:
(i)    the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”;
(ii)    in connection with any incurrence of any Permitted Non-ABL Indebtedness, this Agreement, the Collateral Agreement and the other Loan Documents may be amended pursuant to an agreement or agreements in writing entered into by Murphy USA, the Company and the Administrative Agent (A) to subject to the Liens of the Loan Documents assets or categories of assets of the Loan Parties that previously did not constitute Collateral (and, in connection therewith, to modify the definition of the term “Collateral and Guarantee Requirement” and the form of Supplemental Perfection Certificate and to make such other modifications to this Agreement and the other Loan Documents (and to enter into new Security Documents) as the Administrative Agent determines to be necessary, appropriate or desirable in order to give effect to, or in connection with, the inclusion of new assets or categories of assets as Collateral) and (B) to reflect intercreditor matters set forth in each Permitted Intercreditor Agreement;
(iii)    in connection with any modifications to the ABL Loan Documents, this Agreement, the Collateral Agreement and the other Loan Documents may be amended pursuant to an agreement or agreements in writing entered into by Murphy USA, the Company and the Administrative Agent (A) to subject to the Liens of the Loan Documents assets or categories of assets of the Loan Parties that previously

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did not constitute Existing ABL Collateral (and, in connection therewith, to modify the definition of the term “Collateral and Guarantee Requirement” and the form of Supplemental Perfection Certificate and to make such other modifications to this Agreement and the other Loan Documents (and to enter into new Security Documents) as the Administrative Agent determines to be necessary, appropriate or desirable in order to give effect to, or in connection with, the inclusion of new assets or categories of assets as Collateral) and (B) to reflect intercreditor matters set forth in each Permitted Intercreditor Agreement;
(iv)    each Permitted Intercreditor Agreement and the Security Documents may be amended, supplemented or otherwise modified as provided in Section 9.19.
(d)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 8.03.    Expenses; Indemnity; Damage Waiver. %3.Murphy USA and the Company shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing (which, in the case of the preparation, negotiation, execution, delivery and administration of the Loan Documents, shall be limited to a single counsel for the Administrative Agent), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of any fee letters in connection therewith, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(d)    Murphy USA and the Company shall indemnify the Administrative Agent (and any sub-agent thereof), and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities

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provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by Murphy USA, the Company, any other Subsidiary or any Affiliate (or Person that was formerly an Affiliate) of any of them, or any other Environmental Liability related in any way to Murphy USA, the Company, any other Subsidiary or any Affiliate (or Person that was formerly an Affiliate) of any of them, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(e)    To the extent that Murphy USA and the Company fail indefeasibly to pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent (or any sub-agent thereof) (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent (or any sub-agent thereof) acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate outstanding principal amount of Loans and unused Commitments, in each case, at the time (or most recently outstanding and in effect).
(f)    To the fullest extent permitted by applicable law, neither Murphy USA nor the Company shall assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument

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contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.
(g)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 8.04.    Successors and Assigns. %3.The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Murphy USA nor the Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Murphy USA or the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(c)    %5. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Company shall be deemed to have consented to any such assignment of a Loan or Commitment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with

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respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that (i) no such consent of the Company shall be required if an Event of Default has occurred and is continuing or (ii) the Company shall be deemed to have consented thereto unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses

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of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(d)    %5. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such

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Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Murphy USA, the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) of the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Murphy USA and the Company agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.16 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.
(i)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, 2.19(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 8.06.    Counterparts; Integration; Effectiveness; Electronic Execution. %3.This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any separate letter agreements with respect to fees payable to the Administrative Agent that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of all the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)    The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement

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or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 8.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or by such an Affiliate, to or for the credit or the account of Murphy USA or any other Loan Party against any of and all the obligations then due of Murphy USA or any other Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations of Murphy USA or such other Loan Party are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and each of its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 8.09.    Governing Law; Jurisdiction; Consent to Service of Process. %3.This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(f)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of Murphy USA and the Company hereby

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irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(g)    Each of Murphy USA and the Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(h)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 8.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 8.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants,

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legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Murphy USA, the Company or any other Subsidiary and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than Murphy USA or the Company or (j) in the case of information pertaining to this Agreement routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry. For purposes of this Section, “Information” means all information received from Murphy USA or the Company relating to Murphy USA, the Company or any other Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Murphy USA or the Company; provided that, in the case of information received from Murphy USA or the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent, it may disclose Information as provided in this Section 9.12.
SECTION 8.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been

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payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 8.14.    Release of Liens and Guarantees. %3.A Subsidiary Loan Party (other than the Company) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) at any time when any ABL Indebtedness is outstanding (or any commitments in respect thereof are in effect) or any Permitted Non-ABL Indebtedness or any Permitted Additional Unsecured Indebtedness is outstanding, no such release shall occur unless, substantially concurrently therewith, such Subsidiary Loan Party shall have been released from its obligations, if any (including pursuant to a Guarantee), under all ABL Loan Documents, all Permitted Non-ABL Indebtedness Documents and all Permitted Additional Unsecured Indebtedness Documents, and all Liens on the assets of such Subsidiary Loan Party securing any such ABL Indebtedness or Permitted Non-ABL Indebtedness shall have been released. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Collateral Agreement or any other Security Document, the provisions of this paragraph shall govern and control.
(e)    Upon any sale or other transfer by any Loan Party (other than to Murphy USA, the Company or any other Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released; provided that at any time when any ABL Indebtedness is outstanding (or any commitments in respect thereof are in effect) or any Permitted Non-ABL Indebtedness is outstanding, no such release shall occur unless, substantially concurrently therewith, all Liens on such Collateral securing any ABL Indebtedness or any such Permitted Non-ABL Indebtedness shall have been released. In the event of any conflict between the provisions of this paragraph and any release or termination provisions set forth in the Collateral Agreement or any other Security Document, the provisions of this paragraph shall govern and control.
(f)    The Lenders and the other Secured Parties hereby further irrevocably authorize (i) the release of Liens on the Existing ABL Collateral or the ABL Priority Collateral as provided in any ABL Intercreditor Agreement, (ii) the release of Liens on any Collateral as provided in any Permitted Non-ABL Intercreditor Agreement and (iii) the release of Liens on the Collateral as provided in the Security Documents.

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(g)    In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 8.15.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
SECTION 8.16.    No Fiduciary Relationship. Each of Murphy USA and the Company, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Murphy USA, the Company, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Murphy USA, the Company, the other Subsidiaries and their Affiliates, and none of the Administrative Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to Murphy USA, the Company, the other Subsidiaries and their Affiliates.
SECTION 8.17.    Non-Public Information. %3.Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Murphy USA, the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Murphy USA, the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(a)    Murphy USA, the Company and each Lender acknowledge that, if information furnished by Murphy USA or the Company pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Murphy USA or the Company has

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indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if Murphy USA or the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. Each of Murphy USA and the Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Murphy USA or the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by Murphy USA or the Company without liability or responsibility for the independent verification thereof.
SECTION 8.18.    Judgment Currency. %3.If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(a)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase dollars with the Judgment Currency; if the amount of dollars so purchased is less than the sum originally due to the Applicable Creditor in dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 8.19.    Permitted Intercreditor Agreements. %3.Each of the Lenders and the other Secured Parties acknowledges that obligations of the Company and the other Loan Parties under the ABL Indebtedness and, upon incurrence thereof, any Permitted Non-ABL Indebtedness will be secured by Liens on assets of the Company and the other Loan Parties that constitute Collateral, and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties in respect of the ABL Indebtedness and Permitted Non-ABL Indebtedness will be set forth in an applicable Permitted Intercreditor Agreement. Each of the Lenders, and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Company, in connection with the establishment, incurrence, amendment, refinancing or replacement of any ABL Indebtedness (or any commitments in respect thereof) or any Permitted Non-ABL Indebtedness, any Permitted Intercreditor Agreement (it being understood and agreed

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that the Administrative Agent is hereby authorized and directed to determine the terms and conditions of each such Permitted Intercreditor Agreement as contemplated by the definition of the terms “ABL Intercreditor Agreement” and “Permitted Non-ABL Intercreditor Agreement”, and that notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Lender or any other Secured Party, or by any Loan Party, as a result of, any such determination) and (ii) any documents relating thereto.
(a)    Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the relative priority (including, if applicable, subordination) of the Liens on the Collateral securing the Secured Obligations on the terms set forth in each Permitted Intercreditor Agreement, (ii) agrees that, effective upon its becoming a Secured Party in the case of the ABL Intercreditor Agreement referred to in clause (a) of the definition of such term and upon the execution and delivery thereof in the case of each other Permitted Intercreditor Agreement, such Secured Party will be bound by the provisions of each Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Permitted Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document.
(b)    Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of each Permitted Intercreditor Agreement that the Company may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of and ABL Indebtedness (or any commitments in respect thereof) or any Permitted Non-ABL Indebtedness, (ii) to confirm for any party that a Permitted Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.
(c)    Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.
(d)    Each of the Lenders and the other Secured Parties acknowledges and agrees that JPMorgan Chase Bank, N.A., or one or more of its Affiliates may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the

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holders of any ABL Indebtedness or any Permitted Non-ABL Indebtedness and, in such capacity, may be a party to any Permitted Intercreditor Agreement. Each of the Lenders and the other Secured Parties waives any conflict of interest in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A. or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
(e)    The Administrative Agent shall have the benefit of the provisions of Article VIII and Section 9.03 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.
(f)    Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Section 9.19.
SECTION 8.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(c)    The following terms shall for purposes of this Section have the meanings set forth below:
“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

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“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
MURPHY USA INC.,

by /s/ John A. Moore Name:	John A. Moore Title: Senior Vice President and General Counsel
MURPHY OIL USA, INC.,

by /s/ John A. Moore Name:	John A. Moore Title: Senior Vice President and General Counsel
JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by /s/ Jon Eckhouse Name:	Jon Eckhouse Title: Authorized Officer

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement dated as of February 5, 2016, among Murphy USA Inc., Murphy Oil USA, Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any Guarantees included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor:
2. Assignee:

[and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]]
3. Borrower: Murphy Oil USA, Inc.

EXHIBIT A-1

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement
5. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans of all Lenders	Amount of the Commitments/Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of all Lenders
Commitment/Loans	$[ ]	$[ ]	[ ]%

Effective Date:                    , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about Murphy USA and its subsidiaries, including the Company and the other Subsidiaries, and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

The terms set forth above are hereby agreed to:

________________, as Assignor,

  by
      _____________________________
      Name:
      Title:

________________, as Assignee,

  by
      _____________________________
      Name:
      Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
      _____________________________
Name:
      Title:

Consented to:

[MURPHY OIL USA, INC.,

  by
      _____________________________
Name:
      Title:]

EXHIBIT A-2
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ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Murphy USA, the Company, any of the other Subsidiaries or any other Affiliate of Murphy USA or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Murphy USA, the Company, any of the other Subsidiaries or any other Affiliate of Murphy USA or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.18(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions

EXHIBIT A-3
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in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT A-4
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EXHIBIT B

[FORM OF]
BORROWING REQUEST
JPMorgan Chase Bank, N.A.
as Administrative Agent
Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor,
Chicago, IL 60603
Attention of CBC Operations
(Fax No. (713) 732-7608)

with a copy to

JPMorgan Chase Bank, N.A.
as Administrative Agent
2200 Ross Avenue, 9th Floor
Dallas, TX 75201
Attention of Andrew Ray
(Fax No. 214-965-2594)

[Date]

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of February 5, 2016 (the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc., (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes a Borrowing Request and the Company hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Aggregate amount of Borrowing: $_________________

(B)	Date of Borrowing (which is a Business Day): ________________

(C)	Type of Borrowing: ____________________________________

(D)	Interest Period and the last day thereof: _____________________

EXHIBIT B-1

(E)	Location and number of the Company’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________)
The Company hereby certifies that the conditions specified in Article IV of the Credit Agreement have been satisfied.
Very truly yours,

MURPHY OIL USA, INC.,

By:
Name:
Title:

EXHIBIT B-2
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EXHIBIT C

[FORM OF]
GUARANTEE AND COLLATERAL AGREEMENT
[To be provided]

EXHIBIT C-1

EXHIBIT D

[FORM OF]
COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of Murphy USA and the Company under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of February 5, 2016 (the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
Each of the undersigned, [specify title] of Murphy USA and [specify title] of the Company, hereby certifies (solely in their capacities as officers and not individually), as follows:
2.I am a Financial Officer of Murphy USA or the Company, as applicable.
3.    [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [KPMG LLP] required by Section 5.01(a).] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [      ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [KPMG LLP] required by Section 5.01(a), have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.]
[or]

2. [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [    ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.] Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Murphy USA and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the

EXHIBIT D-1

fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]
4.    All notices required under Sections 5.03 and 5.04 of the Credit Agreement have been provided.
5.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Murphy USA and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently heretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement (or prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement), that has had, or could have, a significant effect on the calculation of the Secured Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculation.
6.    The financial covenant analysis and other information set forth on Annex A hereto is true and accurate on and as of the date of this Certificate.
The foregoing certifications are made and delivered on [ ] pursuant to Section 5.01(d) of the Credit Agreement.
MURPHY USA INC.,
By: ______________________________
Name:
Title:

MURPHY OIL USA, INC.,

By: ______________________________
Name:
Title:

EXHIBIT D-2

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

1.	Consolidated Net Income: (i) - (ii) =	$[___,___,___]

(i) the net income or loss of Murphy USA and its consolidated Subsidiaries for the period [of four consecutive fiscal quarters] ended on such date, determined on a consolidated basis in accordance with GAAP:
$[___,___,___]

(ii) To the extent included in net income referred to in (i):
(a) the income of any Person (other than Murphy USA) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Murphy USA, the Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period:
$[___,___,___]

(b) the income of any consolidated Restricted Subsidiary (other than a Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon Murphy USA or any Restricted Subsidiary or any law applicable to Murphy USA or any Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived:
$[___,___,___]

(c)  the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by Murphy USA to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary
$[___,___,___]
2.	Consolidated EBITDA: (i) + (ii) ‑ (iii) =
	(i) Consolidated Net Income:	$[___,___,___]

(ii) (a) consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations, but net of total interest income) and any dividends paid during such period in respect of Disqualified Equity Interests in Murphy USA:
$[___,___,___]
	(b) consolidated income tax expense for such period:	$[___,___,___]
	(c) all amounts attributable to depreciation for such period and amortization of intangible assets for such period:	$[___,___,___]

EXHIBIT D-3

(d) any extraordinary loss or any net loss realized by Murphy USA, the Company and the consolidated Subsidiaries in connection with any asset disposition (other than dispositions of inventory and other dispositions in the ordinary course of business) for such period:
$[___,___,___]

(e) any noncash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Murphy USA, the Company or any other consolidated Subsidiary pursuant to a written plan or agreement approved by the board of directors of Murphy USA:
$[___,___,___]
(f) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement:	$[___,___,___]
(g) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	$[___,___,___]
(h) the cumulative effect of any change in accounting principles:	$[___,___,___]

(i) any other noncash charge, including any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, but excluding any additions to bad debt reserves or bad debt expense, any noncash charge that results from the write-down or write-off of inventory, any noncash charge that results from the write-down or write-off of accounts receivable or that is in respect of any other item that was included in Consolidated Net Income in a prior period and any noncash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period
$[___,___,___]
(iii)
(a) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
(b) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,	$[___,___,___]
(c) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,	$[___,___,___]

(d) noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period)
$[___,___,___]

EXHIBIT D-4

	(e) the cumulative effect for such period of a change in accounting principles;	$[___,___,___]
1.	Total Indebtedness: (i) + (ii) =	$[___,___,___]

(i) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP:
$[___,___,___]

(ii) the aggregate principal amount of Indebtedness of Murphy USA and its consolidated Restricted Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis:
$[___,___,___]
6.	Secured Leverage Ratio: ((i) /(ii) =	$[___,___,___]
	(i) Total Indebtedness as of such date that is secured by a Lien on any asset or property of Murphy USA, the Company or any Restricted Subsidiary:	$[___,___,___]
	(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of Murphy USA ended on or most recently prior to the date hereof:	$[___,___,___]

EXHIBIT D-5

EXHIBIT E

[FORM OF]
INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
as Administrative Agent
Mailcode: IL1 1190, 10 S. Dearborn, 22nd Floor,
Chicago, IL 60603
Attention of CBC Operations
(Fax No. (713) 732-7608)

with a copy to

JPMorgan Chase Bank, N.A.
as Administrative Agent
2200 Ross Avenue, 9th Floor
Dallas, TX 75201
Attention of Andrew Ray
(Fax No. 214-965-2594)

[Date]

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of February 5, 2016 (the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc. (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes an Interest Election Request and the Company hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in connection therewith the Company specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.    Borrowing to which this request applies:    _______________________________
        Principal Amount:    _______________________________
        Type:    _______________________________
        Interest Period:    _______________________________
2.    Effective date of this election:    _______________________________

EXHIBIT E-1
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2

3.    Resulting Borrowing
        Principal Amount:    _______________________________
        Type    _______________________________
        Interest Period    _______________________________

Very truly yours,

MURPHY OIL USA, INC.
by

Name:
Title:

EXHIBIT E-2

EXHIBIT F

[FORM OF]
PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of February 5, 2016 (the “Credit Agreement”), among Murphy USA Inc. (“Murphy USA”), Murphy Oil USA, Inc. (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
The undersigned, [specify title] of the Company, solely in [his/her] capacity as an officer, and not individually, and [specify title], of Murphy USA, solely in [his/her] capacity as an officer, and not individually, hereby certify to the Administrative Agent and each other Secured Party as follows:
Legal Names. (1)Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization, and (ii) each other legal name such Loan Party has had in the past five years, including the date of the relevant name change.
Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past five years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.
ARTICLE X    Jurisdictions and Locations. %5. Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and, if such Loan Party is organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.
(i)    Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any books or records relating to any Accounts, (ii) all locations where such Loan Party maintains a place of business or any Collateral (with fair value of $250,000 or more) not otherwise identified on Schedule 2A or 2B and (iii) the name and address of any Person other than a Loan Party that has possession of any Collateral (with fair value of $250,000 or more) (indicating whether such Person holds such Collateral subject to a Lien (including warehousemen’s, mechanics’ and other statutory liens)).

EXHIBIT F-1

ARTICLE XI    Unusual Transactions. All Accounts have been originated by the Loan Parties and all Inventory has been either acquired by the Loan Parties in the ordinary course of business or manufactured by the Loan Parties, except as set forth on Schedule 3.
ARTICLE XII    File Search Reports. File search reports have been obtained from the Uniform Commercial Code (“UCC”) filing office relating to the location of organization of each Loan Party identified on Schedule 2A. The file search reports obtained pursuant to this Section 4 reflect no Liens on any of the Collateral other than those permitted under the Credit Agreement.
ARTICLE XIII    UCC Filings. UCC financing statements have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located (as provided in 9-307 of the UCC), in each case as set forth with respect to such Loan Party in Section 2 above. Set forth on Schedule 5 is a complete and correct list of each such filing and the UCC filing office or county recorder’s office in which such filing is to be made.
ARTICLE XIV    Equity Interests. Set forth on Schedule 6 is a complete and correct list, for each Loan Party, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.
ARTICLE XV    Deposit Accounts. Set forth on Schedule 7 is a complete and correct list of all deposit accounts maintained by each Loan Party, other than Excluded Deposit Accounts, specifying the name and address of the depositary institution, the type of account and the account number.
ARTICLE XVI    Securities Accounts. Set forth on Schedule 8 is a complete and correct list of all securities accounts maintained by each Loan Party, other than Excluded Securities Accounts, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.
[Signature page follows]

EXHIBIT F-2

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [  ], 2016.

MURPHY OIL USA, INC.
by

Name:
Title:

MURPHY USA INC.
By

Name:
Title:

EXHIBIT F-3

Schedule 1

Legal Names

Loan Party’s Exact Legal Name	Former Legal Names (including date of change)

EXHIBIT F-1
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Schedule 2A

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if applicable)	Chief Executive Office Address (including county)

SECTION 16.01.

EXHIBIT F-2
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Schedule 2B

Other Addresses

Loan Party	Other Locations where a Place of Business or any Collateral is Maintained	County

ARTICLE XVII

EXHIBIT F-3
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Schedule 5

UCC Filings

Loan Party	UCC Filing	Jurisdiction	UCC Filing Office/Local Filing Office

EXHIBIT F-4
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Schedule 6

Equity Interests

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

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Schedule 7

Deposit Accounts

Loan Party	Depositary Institution (including address)	Account Name and Number

EXHIBIT F-6
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Schedule 8
Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

EXHIBIT F-7
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EXHIBIT G
[FORM OF]
SUPPLEMENTAL PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of February 5, 2016 (the “Credit Agreement”), among Murphy USA Inc., Murphy Oil USA, Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
This Supplemental Perfection Certificate dated as of [ ], 20[ ] is delivered pursuant to Section 5.01(e) of the Credit Agreement (this certificate and each other certificate heretofore delivered pursuant to Section 5.01(e) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Effective Date and prior to the date hereof, the “Prior Perfection Certificate”).
Each of the undersigned, [specify title] of Murphy USA and [specify title] of the Company, hereby certifies to the Administrative Agent as follows:
Legal Names. Except as set forth on Schedule 1 hereto, Schedule 1 to the Prior Perfection Certificate remains complete and correct.
ARTICLE XVIII    Jurisdictions and Locations. Except as set forth on Schedule 2A, Schedule 2A to the Prior Perfection Certificate remain complete and correct.
ARTICLE XIX    Reserved.
ARTICLE XX    Reserved.
ARTICLE XXI    Reserved.
ARTICLE XXII    Equity Interests. Except as set forth on Schedule 6 hereto, Schedule 6 to the Prior Perfection Certificate remains complete and correct.
ARTICLE XXIII    Deposit Accounts. Except as set forth on Schedule 7 hereto, Schedule 7 to the Prior Perfection Certificate remains complete and correct.
ARTICLE XXIV    Securities Accounts. Except as set forth on Schedule 8 hereto, Schedule 8 to the Prior Perfection Certificate remains complete and correct.

EXHIBIT G-1

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ] day of [ ], 20[ ].

MURPHY OIL USA, INC.,
by

Name:
Title:

MURPHY USA INC.,
by

Name:
Title:

EXHIBIT G-2

Exhibit H-1

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of February 5, 2015 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among Murphy Oil USA, Inc. (the “Company”), Murphy USA Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],
By:
Name:
Title:
Date:

EXHIBIT H-1-1

Exhibit H-2

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of February 5, 2015 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among Murphy Oil USA, Inc. (the “Company”), Murphy USA Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANTS],
By:
Name:
Title:
Date:

EXHIBIT H-2-1

Exhibit H-3

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of February 5, 2015 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among Murphy Oil USA, Inc. (the “Company”), Murphy USA Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANTS],
By:
Name:
Title:
Date:

EXHIBIT H-3-1

Exhibit H-4

[FORM OF] U.S. TAX CERTIFICATE FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of February 5, 2015 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among Murphy Oil USA, Inc. (the “Company”), Murphy USA Inc., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],
By:
Name:
Title:
Date:

EXHIBIT H-4-1